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Slide 1:

Annual Shareholders Meeting
June 2, 2010

Slide 2:
Forward Looking Statements
Statements contained herein that are not historical facts are forward-looking statements within the meaning of the Securities Act of 1933, as amended.  Those statements include statements regarding the intent, belief or current expectations of Chembio and its management. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, Chembio’s ability to obtain additional financing and the demand for Chembio's products.  Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

 Slide 3:
2009 Revenue Composition
2009 – Total Revenue $13,834,248

LF-HIV, Int’l - $5,552,947 (40%), LF-HIV-U.S. - $5,240,000 (38%), Other - $960,016 (7%), R&D $1,339,859 (10%), DPP $619,530 (6%), Royalty Income $121,896 (1%).

Slide 4:

148% Revenue Increase in Net Sales to Inverness in 2009 vs. 2008
• US Rapid HIV Test Market Grew to Estimated 6MM
Tests in 2009
• Increased Traction in Higher Volume States
• Some State Funding Challenges in 2010 – Somewhat
Offset by CDC Appropriation
• November 2009 BPAC Meeting Provides Clarity for OTC Approval Requirements

Slide 5:

OEM: Progress on Four DPP OEM Contracts with FIOCRUZ
•	2009 Meeting Status:
–	Two Products Completed
–	One Submitted for Approval

•	2009-2010YTD Progress
–	Four Products Completed
–	Three Submitted for Regulatory Approval
–	Anticipate All Four Product Approvals in 2010
•	Significantly Longer Process than Expected

 Slide 6:
OEM: Multiplex DPP OEM Development Contract with BIO-RAD
•	2009 Meeting Status:
–	Not Mentioned

•	2009-2010YTD Progress
–	Completing Product Development Phase in Current Q2 2010

Slide 7:

 OEM: Multiplex Influenza Test
•	2009 Meeting Status:
–	Mentioned Concept

•	2009-2010YTD Progress
–	Awarded $900,00 Development Contract in December 2009

Slide 8:

OEM Products Overview
(See PDF Image for Details)

 Three Year, $3MM Phase II NIH Grant for Leptospirosis Awarded June 2009.  Several Other Grants Active and Additional Grant Applications Pending

Slide 9:
Additional R&D Activities

•	NIH $3MM 3 year Phase II Grant Awarded June 2009
•	Combination Antigen-Antibody Tests
•	Other Current and Pending Third Party Funded Projects

Slide 10:
CHEMBIO BRANDED DPP® PRODUCT PIPELINE
DPP HIV 1/2 Screen Assay for Oral Fluid

–	2009 Meeting Status:
•	Completed Development; Submitted to PEPFAR
–	2009-2010YTD Progress
•	Approved by PEPFAR for all blood matrices & oral fluid
Registrations pending in Brazil and other selected markets

 Slide 11:
CHEMBIO BRANDED DPP® PRODUCT PIPELINE
DPP Syphilis Screen & Confirm

–	2009 Meeting Status:
•	Completed Development; Submitted to WHO Study; Plan to Submit IDE
–	2009-2010YTD Progress
•	WHO Study Phase I Complete
•	Contracts Pending for FDA clinical trials
•	Submitting for CE Mark

Slide 12:
CHEMBIO BRANDED DPP® PRODUCT PIPELINE
DPP HCV & HIV/HCV ORAL FLUID

–	2009 Meeting Status:
•	Prototype Developed and Submitted to CDC Study
–	2009-2010YTD Progress
•	CDC Laboratory and Field Studies Concluded
•	Data to be Compiled and Published by CDC

 Slide 13:
CHEMBIO BRANDED DPP® PRODUCT PIPELINE
DPP INFLUENZA A/B Antigen Detection

–	2009 Meeting Status:
•	Product in Concept Only
–	2009-2010YTD Progress
•	Completed Prototype
•	Completed External Analytical Studies
•	Plan to Complete Development 2010 and Submit 510(K) 2011

 Slide 14:
Chembio Branded Products Summary Status

(See PDF Image for Details)

 Slide 15
Our Target Markets

U.S. Market Estimates for Current and Future Chembio Rapid Tests
Market estimates based on sales value to end users
(e.g., health professionals or consumers)

See image in PDF

Slide 16:
Selected Comparative Historical Financial Results
Q1-10 & Q1-09: 2006-2009

	Three Mos Ended		For the Years Ended
$(000s)	Mar 31 2010	Mar 31, 2009	2009	2008	2007	2006
Total Revenues	$ 2,783	$ 2,546	$13,834	$11,050	$ 9,231	$ 6,503
Cost of sales	1,477	1,547	7,974	7,198	6,435	4,894
Gross Profit	1,306	999	5,860	3,852	2,796	1,609
	46.9%	39.2%	42.4%	34.9%	30.3%	24.7%
R&D Expense	801	647	2,884	2,605	1,907	1,402
SG&A Expense	661	676	2,659	3,317	3,765	4,787
Operating Income (Loss)	(156)	(324)	317	(2,071)	(2,876)	(4,580)
Other Inc. (Expense)	(1)	(1)	(8)	122	249	(415)
Net Income (Loss) - Stkhldrs	(157)	(325)	309	(1,949)	(2,627)	(4,995)
Pref. Stock Expenses	-	-	-	-	5,645	3,210
Net Loss	$ (157)	$ (325)	$ 309	$(1,949)	$(8,272)	$(8,205)
Net Income (Loss) - per Share	$ (0.00)	$ (0.01)	$ 0.00	$ (0.03)	$ (0.57)	$ (0.80)
Avg. No. Shares (Millions)	61.986	61.945	61.946	61.267	14.608	10.293
Working capital	$ 1,431	$ 1,334	$ 1,494	$ 1,664	$ 3,229	$ 5,113
Total assets	5,864	5,697	6,315	5,915	6,585	7,907
Total liabilities	2,856	3,429	3,227	3,338	2,322	2,297
Equity (Deficit)	3,008	2,268	3,088	2,577	4,263	(940)

Slide 17:
Selected Balance Sheet Data
($000s)
Balance Sheet Data	Mar. '10	Dec. '09
Cash	$ 798	$ 1,068
Accts. Receivable	1,178	1,776
Inventories	1,980	1,556
Other Current Assets	285	267
Total Current Assets	4,241	4,667
Net Fixed Assets	850	580
Other Assets	773	1,068
Total Assets	5,864	6,315
Total Current Liab.	2,810	3,173
Total Other Liab.	46	54
Total Liabilities	2,856	3,227
Total Equity	3,008	3,088
Total Liabilities & Shareholders Equity	$ 5,864	$ 6,315

Slide 18:
CEMI Selected Share Data
Ticker Symbol (OTCBB)	CEMI
Price 4/30/10	$0.230
52 Week High	$0.390
52 Week Low	$0.100
Outstanding Shares (MM)	62.0
Market Capitalization (MM)	$14.3
Fully Diluted (FD) Shares (MM)	70.7
Management Holding (MM)-FD	11.2
Average Volume (3 Mos)	130,000
Options and Warrants (MM)
Options (MM) (4.11MM held by mgmt. & board)	5.96
Warrants (MM) - Exp. Dates
10/6/2011	2.64
2/5/2012	0.07
Total Warrants (MM)	2.71
Total Options & Warrants (MM)	8.67

Slide 19:
Chart (see PDF)
• 12 Months Ended May 31, 2010:
• Stock Price Increase of 77% from $.13 per share to $.23 per share.
• Daily Average, based on 3 Mos. Volume, Increased from 11,000 to 115,000.

Slide 20:
Actions Being Pursued to Enhance Shareholder Value
• Continue Delivering Improved
Fundamental Operating Results
• Validate DPP and Growth Plan through
Initial Commercial Opportunities
• Improve Stock Liquidity
– Impact of Distribution of Large Block of Shares
in QI – long term positive
– Consider Strategic Transactions to Qualify for
NASDAQ or AMEX to Develop Interest in CEMI
from a Broader Spectrum of Investors

Slide 21:

 www.chembio.com